UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    November 17, 2015

Intermolecular, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 582-5700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 1, 2013, Intermolecular, Inc. (the “Company”) entered into a collaborative development agreement with Micron Technology, Inc. (“Micron”) (the “Micron CDP”) to develop and improve certain advanced memory products.  On November 17, 2015, Micron informed the Company that it will not continue with the Micron CDP effective April 1, 2016.  The terms of the ownership of the technology created under the Micron CDP and licenses under any intellectual property rights resulting from such technology remains unchanged, and any obligation of Micron to pay success fees for the Micron CDP may continue after the end of the Micron CDP.

The foregoing description of the Micron CDP does not purport to be complete and is qualified in its entirety by reference to the agreement filed as an exhibit to our Form 10-Q filed with the Securities and Exchange Commission on August 7, 2013.

ITEM 7.01    REGULATION FD DISCLOSURE

Incorporated by reference is a press release issued by the Company on November 23, 2015, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Description

99.1	Press Release issued by the Company on November 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: November 23, 2015	By:	/s/ Bruce McWilliams
Bruce McWilliams
President and Chief Executive Officer